Exhibit 4(b)

1st FRANKLIN

Series 1

     FINANCIAL

    Variable Rate

Subordinated Debenture

Due Four Years

From Date of Issue

Account # __________________________

    Toccoa, Georgia __________________________

Four Years from date 1st FRANKLIN FINANCIAL CORPORATION (the “Company”) promises to pay

_________________________________________________________________________________________________________________________

____________________________________________________________________________________________________ $ ___________________

________________________________________________________________________________________________________________DOLLARS

at the main office of the Company, 135 East Tugalo Street, Toccoa, Georgia, and to pay interest thereon at the rate of _____% per annum, compounded daily, for a period of ____________ from date hereof and for each successive period (the interest adjustment period) thereafter at an annual rate, compounded daily, which shall be determined at the beginning of each interest adjustment period. Interest will be earned daily and payable at any time at the holder’s request.

1. Redemption. This Debenture may be redeemed by the Company prior to maturity for a redemption price equal to the principal amount plus any unpaid interest thereon to date of redemption. Notice of redemption shall be given by mail to the holder not less than 30 nor more than 60 days prior to the date fixed for redemption.

2. Optional Redemption. At the request of the holder, the Company will redeem this Debenture at the end of any interest adjustment period for a redemption price equal to the principal amount plus any unpaid interest thereon to date of redemption. At the request of the holder, the Company may, at its option, redeem this Debenture during any interest adjustment period for a redemption price equal to the principal amount plus interest thereon at the rate of one-half the stated rate on this Debenture. If the holder dies before maturity, the Company may, at its option, redeem this Debenture for a redemption price equal to the principal amount plus any unpaid interest thereon to date of redemption.

3. Extension of Maturity. The maturity of this Debenture will be automatically extended from the original maturity date for a period equal to the original term of the Debenture unless the holder submits this Debenture for redemption within 15 days after its maturity or the Company tenders the amount due the holder within 15 days after maturity. In the event of such an extension, all provisions of the Debenture shall remain unchanged with the exception of the interest rate which will be changed in accordance with the interest adjustment provision. If the Company does not plan to tender payment, it will send the holder a notice of this extension provision at least 30 days prior to the maturity date.

4. Indenture. This Debenture is issued under an Indenture dated as of October 31, 1984 between the Company and Columbus Bank and Trust Company (Columbus, GA), as amended to date, (as so amended, the “Indenture”) and pursuant to which U.S. Bank National Association has been appointed successor trustee (the ”Trustee”). The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Act”) as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the Act for a statement of such terms.

5. Subordination. The Debentures are subordinated, as provided in the Indenture, to Senior Debt, which is any Debt of the Company except Debt that by its terms is not senior in right to the payment of the Debentures. Debt is any indebtedness for borrowed money or any guarantee of such indebtedness. To the extent provided in the Indenture, Senior Debt must be paid before the Debentures may be paid. The Company agrees, and each Debentureholder by accepting a Debenture agrees, to the subordination and authorizes the Trustee to give it effect.

6. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Debentures may be amended with the consent of the holders of at least 66 2/3% in principal amount of the Debentures, and any existing default may be waived with the consent of the holders of a majority in principal amount of the Debentures. Without the consent of any Debentureholder, the Indenture or the Debentures may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Debentureholders or to make any change that does not adversely affect the rights of any Debentureholder.

7. Defaults and Remedies. An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment of principal on them; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Debentures; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debentures may declare all the Debentures to be due and payable immediately. Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

8. Transfer. This Debenture, having been registered at the office of the Company in Toccoa, Georgia, at the time of issue, is transferable at such office only by the registered holder hereof in person or by an attorney duly authorized in writing upon surrender of this Debenture; and upon such transfer a new registered Debenture for a like principal amount will be issued to the transferee in exchange herefor, in the manner, subject to the limitations, and upon payment of the charges provided for in the Indenture. The new Debenture will be dated as of the date of the old Debenture, and will bear the same maturity date.

9. Owners. The registered holder of a Debenture may be treated as its owner for all purposes.

10. No Recourse. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Debentureholder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

1st FRANKLIN FINANCIAL CORPORATION IS NOT A BANK AND THIS DEBENTURE IS NOT A BANK DEPOSIT NOR A BANK OBLIGATION AND IS NOT INSURED BY THE FDIC, THE SECURITIES INVESTOR PORTECTION CORPORATION OR ANY OTHER FEDERAL OR STATE AGENCY.  INVESTORS IN DEBENTURES MUST RELY SOLELY ON THE CREDITWORTHINESS OF 1ST FRANKLIN FOR THE PAYMENT OF PRINCIPAL AND INTEREST ON THE DEBENTURES.

THE COMPANY WILL FURNISH TO ANY DEBENTUREHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS DEBENTURE IN LARGER TYPE. REQUEST MAY BE MADE TO: 1ST FRANKLIN FINANCIAL CORPORATION, 135 EAST TUGALO STREET, P.O. BOX 880, TOCCOA, GEORGIA, 30577.

IN WITNESS WHEREOF, 1ST Franklin Financial Corporation has caused this Debenture to be signed in its corporate name by its Chairman or President and by its Treasurer or Assistant Treasurer, and has caused its corporate seal to be impressed hereon, at Toccoa, Georgia, on the date first written above.

This is one of the Debentures described

1st FRANKLIN FINANCIAL CORPORATION

In the within-mentioned Indenture

By

Countersigned and Registered:

_______________________________________________

U.S. BANK NATIONAL ASSOCIATION,

Chairman and Chief Executive Officer or President

Successor Trustee

Under the Indenture

_______________________________________________

Treasurer or Assistant Treasurer

By _____________________________________

         Authorized Signature

For Payment or Redemption

The within Debenture is hereby presented to the Company by the undersigned for payment or redemption this _____________________.

Signed by _____________________________________

For Transfer

For value received, the undersigned holder hereby sells, assigns and transfers the within Debenture to____________________________________________________________________________________________________________ whose address is_______________________________________________________________________________________________

and does hereby authorize and appoint _____________________________________________________________________________

his attorney to make the necessary transfer on the books of the Company, with full powers of substitution in the premises.

Under my hand and seal this ________________________________________________.

Executed in the presence of:

________________________________________________

__________________________________________(Seal)